                       EMPLOYMENT AGREEMENT
                       --------------------


     THIS EMPLOYMENT AGREEMENT, dated as of the [17th] day of June, 1997, by and between Cost Plus, Inc., a California corporation (the "Company"), and Murray Dashe, the undersigned executive (the "Executive").


                                    Recital
                                    -------

     The Company desires to retain the services of Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recital and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

     1.  Employment.
         ----------

     (a) Duties.  The Company agrees to employ the Executive as Vice Chairman,
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and the Executive agrees to perform such reasonable responsibilities and duties as may be required of him by the Company provided, however, that the Board of Directors of the Company (the "Board") shall have the right to revise such
responsibilities from time to time as the Board may deem appropriate.   The
Executive shall carry out his duties and responsibilities hereunder in a diligent and competent manner and shall devote his full business time, attention and energy thereto. Executive shall report directly to the Chairman/Chief Executive Officer of the Company. At the next meeting of the Board, the Executive shall be nominated to serve as a director of the Company.

     (b) Employment At-Will.  The Company and the Executive acknowledge and
         ------------------
agree that the Executive's employment is at-will, as defined under applicable law and may be terminated at any time, with or without Cause. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in Section 3 of this Agreement.

     2.  Compensation and Benefits.
         -------------------------

     (a) Base Compensation.  The Company shall pay the Executive as compensation
         -----------------
for his services a base salary at the annualized rate of $315,000. Such salary shall be subject to applicable tax withholding and shall be paid periodically in accordance with normal Company payroll practices. The annual compensation specified in this Section 2, together with any increases in such compensation that the Company may, in its sole discretion, grant from time to time, is referred to in this Agreement as "Base Compensation."

     (b) Bonus.  Executive shall be eligible for a bonus of up to forty percent
         -----
(40%) of Executive's Base Compensation upon achievement of financial goals as determined by the Board. All bonuses shall be paid in accordance with standard Company policies. The bonus period shall begin with the Company's 1997 fiscal year and the 1997 fiscal year bonus shall be payable in April, 1998 and based on Executive's 1997 fiscal year salary.

     (c) Executive Benefits. Executive shall be eligible to participate in the
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employee benefit plans which are available or which become available, in the discretion of the Company, to other executives of the Company of a comparable level, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

     (d) Vacation.  Executive shall be entitled to three weeks of vacation per
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year in accordance with the normal vacation policies of the Company.

     (e) Stock Option.  On the date hereof, the Company shall grant Executive an
         ------------
option (the "Option") to purchase 60,000 shares of the Company's Common Stock. The per share exercise price for the Option shall be equal to the per share fair market value of the Company's Common Stock on the date of grant. The term of the Option shall be ten (10) years and the Option shall vest at a rate of twenty-five percent (25%) per year on the anniversary of the grant date. In addition, the Company shall grant Executive an option to purchase 8,000 shares of the Company's Common Stock (the "Performance Option"). The Performance Option shall vest in August 1998 if the Company's 1997 fiscal year earnings per share targets (as determined by the Board) is met. Except as otherwise provided herein, the Option and the Performance Option shall be granted pursuant to, and shall be governed by, the Company's 1995 Stock Option Plan and conform to the Company's standard policies with respect to options.

     (f) Relocation Expenses.  The Company shall reimburse Executive for
         -------------------
Executive's relocation expenses in accordance with the Company's "Director and
Above Relocation Policy."   The Company acknowledges that Executive will not
relocate immediately due to personal circumstances, therefore, the Company shall reimburse Executive's relocation expenses if Executive relocates prior to September 30, 1999. Notwithstanding the foregoing, in the event Executive voluntarily resigns from his employment with the Company prior to the later of
(i) six (6) months after relocating or (ii) the second anniversary of this Agreement, Executive shall repay to the Company all reimbursed relocation costs.

     3.  Severance Payments.
         ------------------

     (a) Payments upon Termination.  If the Executive's employment terminates as
         -------------------------
a result of an Involuntary Termination other than for Cause prior to June, 2000 and the Executive signs a Release of Claims, then the Company shall pay Executive's Base Compensation to the Executive for twelve (12) months after Executive's termination of employment with each monthly installment payable on the last day of such month.

     (b) Benefits.  In the event the Executive is entitled to severance benefits
         --------
pursuant to Section 3(a), then in addition to such severance benefits, the Executive shall receive health, dental, long term disability and life insurance coverage as provided to Executive immediately prior to the Executive's termination ( the "Company-Paid Coverage"). If such coverage included the Executive's dependents

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immediately prior to the Executive's termination, such dependents shall also be covered to the extent covered prior to Executive's termination. Company-Paid Coverage shall continue until the earlier of (i) twelve (12) months following termination in the case of a termination, or (ii) the date the Executive becomes covered under another employer's group health, dental or life insurance plan (to the extent covered under such plans).

     (c) Stock Options; Bonus.  Executive shall not be entitled to receive any
         --------------------
unvested stock options or partial bonus payments for an incomplete bonus plan year.

     (d) Miscellaneous.  In addition, (i) the Company shall pay the Executive
         -------------
any unpaid base salary due for periods prior to the date of Executive's termination; (ii) the Company shall pay the Executive all of the Executive's accrued and unused vacation through the date of Executive's termination; and
(iii) following submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to termination. These payments shall be made promptly upon termination and within the period of time mandated by applicable law.

     (e) Voluntary Resignation; Termination for Cause.  If the Executive's
         --------------------------------------------
employment terminates by reason of Executive's voluntary resignation or if the Executive is terminated for Cause, the Executive shall not be entitled to receive severance payments or other benefits under this Section 3.

     (f) Death or Disability.  If the Executive's employment terminates as a
         -------------------
result of his death or disability, neither the Executive or, in the case of death, Executive's beneficiary or estate, shall be entitled to any compensation, severance payments, or any other benefits under this Section 3; provided, however, that if Executive's employment terminates as a result of his disability, Executive shall be entitled to severance and other benefits pursuant to this Section 3 until Executive begins receiving payments pursuant to the Company's long term disability policy described above in Section 3(b). Upon commencement of such long term disability payments, Executive shall not be entitled to any further severance, compensation, or other benefits including those under this Section 3.

     4.  Covenants Not to Compete and Not to Solicit.
         -------------------------------------------

     (a) Until the Executive has received all Severance Payments as provided in
Section 3, upon the termination of the Executive's employment with the Company for any reason, the Executive agrees that he shall not, on his own behalf, or as owner, manager, advisor, principal, agent, partner, consultant, director, officer, stockholder or employee of any business entity, or otherwise participate in the development or provision of goods or services which are directly or indirectly competitive with goods or services provided (or proposed to be provided) by the Company without the express written authorization of the Company. The foregoing covenant shall not be deemed to prohibit Executive from acquiring an investment not more than one percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

     (b) Until the later of (i) five years after the date of this Agreement or
(ii) one year after termination of Executive's employment, upon the termination of Executive's employment with the Company for any reason, the Executive agrees that he shall not either directly or indirectly solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Company or cause an employee to leave their employment either for Executive or for any other entity or person.

     (c) The Executive represents that he (i) is familiar with the foregoing covenants not to compete and not to solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

     5.  Confidential Information.
         ------------------------

     (a) Company Information.  Executive agrees at all times during the term of
         -------------------
Executive's employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. Executive understands that "Confidential Information" means any Company proprietary information, trade secrets or know-how, including, but not limited to, market research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company to whom Executive becomes acquainted during the term of Executive's employment), markets, developments, marketing, finances or other business information disclosed to Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Executive further understands that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved.

     (b) Third Party Information.  Executive recognizes that the Company has
         -----------------------
received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Executive's work for the Company consistent with the Company's agreement with such third party.

     6.  Definitions.  As used herein, the terms
         -----------

     (a) Cause.  "Cause" means the Executive's termination only upon:
         -----

     (i) Executive has engaged in willful and material misconduct, including wilful and material failure to perform his duties as an officer or employee of the Company or a material breach of this Agreement and has failed to "cure" such default within thirty (30) days after receipt of written notice of default from the Company;

     (ii) The commission of an act of fraud or embezzlement which results in loss, damage or injury to the Company, whether directly or indirectly;

     (iii) Executive's use of narcotics, liquor or illicit drugs has had a detrimental effect on the performance of his employment responsibilities, as determined by the Company's Board of Directors;

     (iv) Executive's violation of Sections 4 or 5 of this Agreement;

     (v) The arrest, indictment or filing of charges relating to a felony or misdemeanor, either in connection with the performance of the Executive's obligations to the Company or which shall adversely affect the Executive's ability to perform such obligations;

     (vi) Gross negligence, dishonesty, breach of fiduciary duty or material breach of the terms of the Agreement or any other agreement in favor of the Company;

     (vii) The commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company.

     (b) Involuntary Termination.  "Involuntary Termination" shall mean:
         -----------------------

     (i) termination by the Company of Executive's employment with the Company for any reason other than Cause;

     (ii) a material reduction in Executive's Base Compensation (not including bonus), other than any such reduction which is part of, and generally consistent with, a general reduction of officer salaries;

     (iii) a material reduction by the Company in the kind or level of employee benefits (other than salary and bonus) to which Executive is entitled immediately prior to such reduction with the result that Executive's overall benefits package (other than salary and bonus) is substantially reduced (other than any such reduction applicable to officers of the Company generally);

     (iv) any material breach by the Company of any material provision of this Agreement which continues uncured for 30 days following notice thereof;

provided that none of the foregoing shall constitute Involuntary Termination to the extent Executive has agreed thereto.

     (c) Release of Claims.  "Release of Claims" shall mean a waiver by
         -----------------
Executive of all claims, causes of action and obligations against the Company or its employees relating to Executive's employment in a form acceptable to the Company. Such Release of Claims shall not release the Company from its obligations, under the Amended and Restated Indemnification Agreement between Executive and the Company.

     7.  Prior Agreements.  Executive represents that Executive has not entered
         ----------------
into any agreements, understandings, or arrangements with any person or entity which would be breached by Executive as a result of, or that would in any way preclude or prohibit Executive from entering into this Agreement with the Company or performing any of the duties and responsibilities provided for in this Agreement.

     8.  Conflicting Employment.  Executive agrees that, during the term of
         ----------------------
Executive's employment with the Company, Executive will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of Executive's employment, nor will Executive engage in any other activities that conflict with Executive's obligations to the Company.

     9.  Returning Company Documents.  Executive agrees that, at the time of
         ---------------------------
leaving the employ of the Company, Executive will deliver to the Company (and will not keep in Executive's possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Executive pursuant to Executive's employment with the Company or otherwise belonging to the Company, its successors or assigns.

     10.  Notices.  Any notice, report or other communication required or
          -------
permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or three days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:

     If to the Executive, at the address set forth below the Executive's signature at the end hereof.

     If to the Company:

     201 Clay Street
     Oakland, CA  94607

     Attn.:  Joan Fujii

or to such other address as any party hereto may designate by notice given as herein provided.

     11.  Governing Law.  This Employment Agreement shall be governed by and
          -------------
construed and enforced in accordance with the internal substantive laws, and not the choice of law rules of California.

     12.  Amendments.  This Employment Agreement shall not be changed or
          ----------
modified in whole or in part except by an instrument in writing signed by each party hereto.

     13.  Severability.  The invalidity or unenforceability of any provision or
          ------------
provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     14.  Successors.
          ----------

     (a) Company's Successors.  Any successor to the Company (whether direct or
         --------------------
indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

     (b) Executive's Successors.  The terms of this Agreement and all rights of
         ----------------------
the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successor, heirs, distributees, devisees or legatees.

     15.  Entire Agreement.  Except with respect to specific provisions of any
          ----------------
prior written agreement between the Executive and the Company relating to the Executive's agreement not to compete with the Company or solicit the Company's employees, this Agreement shall supersede and replace all prior agreements or understandings relating to the subject matter hereof, and no agreement, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the relevant matter hereof.

     16.  Mediation.  Executive and the Company agree that any dispute or
          ---------
controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, shall first be submitted to mediation. The mediation shall be conducted within 45 days of Executive notifying the Company of a dispute or controversy regarding this Agreement or Executive's employment relationship with the Company. Unless otherwise provided for by law, the Company and Executive shall each pay half the costs and expenses of the mediation.

     17.  Arbitration.
          -----------

     (a) In the event that mediation pursuant to Section 16 fails to resolve a dispute or controversy, Executive and the Company agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration to be held in Oakland, California under the National Rules for the Resolution of Employment Disputes supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the "Rules"). The parties shall be entitled to conduct discovery pursuant to the California Code of Civil Procedure. The arbitrator may regulate the timing and sequence of such discovery and shall decide any discovery disputes or controversies between the Company. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

     (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law.

     (c) Unless otherwise provided for by law, the Company and the Executive shall each pay half of the costs and expenses of such arbitration.

     (d) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES a WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

     18.  Counterparts.  This Employment Agreement may be executed in several
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     19.  Effect of Headings.  The section headings herein are for convenience
          ------------------
only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

     COST PLUS, INC.


     By:     /s/ Ralph D. Dillon
        -----------------------------

     EXECUTIVE

       /s/ Murray H. Dashe
     -------------------------
     (Signature)


          Murray H. Dashe
     -------------------------
     Murray Dashe


     -------------------------
     (Print Address)

     -------------------------
     (Print Telephone Number)

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